Exhibit 99.1

Repligen Corporation
41 Seyon Street
Building #1, Suite 100
Waltham, Massachusetts 02453
Telephone: (781) 250-0111
Telefax: (781) 250-0115

Repligen Hires Jon K. Snodgres as Chief Financial Officer

WALTHAM, MA – July 15, 2014 – Repligen Corporation today announced that Jon K. Snodgres has been named its Chief Financial Officer. Mr. Snodgres joins Repligen from his CFO role at Maquet Cardiovascular, a medical device company. Over the course of five years with Maquet, Mr. Snodgres contributed to the company’s growth from niche status to a diversified business generating over $1 billion in annual revenue. Mr. Snodgres previously spent eight years with life sciences company Thermo Fisher Scientific where he was Vice President of Finance for the Laboratory Products Group. At both Maquet and Thermo Fisher, Mr. Snodgres held key responsibility for numerous acquisitions and restructuring programs. He was also integral to the success of pricing and facility optimization programs that drove substantial earnings improvements.

“I would like to welcome Jon to the Repligen management team,” said Walter C. Herlihy, President and Chief Executive Officer of Repligen. “We look forward to drawing on his rich experience with growth-driven life sciences companies as we expand our organization to build a best-in-class bioprocessing company.”

Mr. Snodgres joined Maquet Cardiovascular as CFO in 2009. There, in addition to P&L, balance sheet and cash flow responsibility, he was a key participant in growth planning and profit improvement strategies. During his tenure with Maquet, the company’s cardiovascular business significantly increased sales and earnings through acquisitions, organic growth, portfolio management, pricing discipline and restructuring actions. While with Thermo Fisher Scientific, as Laboratory Products Group Vice President of Finance from 2005 to 2008, Mr. Snodgres helped drive profit improvements through acquisition, consolidation and facility optimization, as well as the implementation of analytical tools and processes that enhanced decision making. Mr. Snodgres has also served as Vice President of Financial Operations for Newport Corporation, a laser and photonics solutions provider. He began his career in finance at AlliedSignal/Honeywell International. Mr. Snodgres received a Bachelor of Science degree in Business Administration, Finance from Northern Arizona University.

About Repligen Corporation

Repligen Corporation (NASDAQ:RGEN) is a life sciences company focused on the development, production and commercialization of high-value consumable products used in the process of manufacturing biological drugs. Our bioprocessing products are sold to major life sciences and biopharmaceutical companies worldwide. We are the leading manufacturer of Protein A affinity ligands, a critical component of Protein A media that is used to separate and purify monoclonal antibody therapeutics. Our line of ATF (Alternating Tangential Flow) filtration devices and our growth factor products are used to increase product yield during the fermentation stage of biologic drug manufacturing. In addition, we develop and market an innovative line of “ready-to-use” chromatography columns under our OPUS® brand (Open Platform User Specified) that we deliver pre-packed to our biopharmaceutical customers with their choice of purification media. Repligen’s corporate headquarters are in Waltham, MA (USA) and our manufacturing facilities are located in Waltham, MA and Lund, Sweden.

This press release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Investors are cautioned that express or implied statements in this press release which are not strictly historical statements, including, without limitation, statements identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” or “could” and similar expressions and any other statements regarding the expansion of our commercial organization and opportunities to grow our bioprocessing business or our product portfolio or the general future potential of our business constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including risks detailed in Repligen’s annual report on Form 10-K on file with the Securities and Exchange Commission and the other reports that Repligen periodically files with the Securities and Exchange Commission. Actual results may differ materially from those Repligen contemplated by these forward-looking statements. These forward looking statements reflect management’s current views and Repligen does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.

Repligen Corporation

Sondra Newman

Director Investor Relations

(781) 419-1881

snewman@repligen.com

Source: Repligen Corporation

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